Exhibit 32.1

Certification required by Rule 13a-14(b) or Rule 15d-14(b) and Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Amendment No. 1 to Annual Report of Permian Basin Royalty Trust (the “Trust”) on Form 10-K/A for the annual period ended December 31, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, not in its individual capacity but solely as the trustee of the Trust, certifies pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to its knowledge:

(1)
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

ARGENT TRUST COMPANY, TRUSTEE FOR THE PERMIAN BASIN ROYALTY TRUST

Date: July 14, 2026	By:	/s/Nancy Willis
Nancy Willis
Director of Royalty Trust Services

A signed original of this written statement required by Section 906 has been provided to the Permian Basin Royalty Trust and will be retained by the Permian Basin Royalty Trust and furnished to the Securities and Exchange Commission or its staff upon request.